Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2006 Equity Incentive Plan of HemaCare Corporation of our report dated February 17, 2004, with respect to the consolidated financial statements for the year ended December 31, 2003 of HemaCare Corporation  included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Los Angeles, CA

July 6, 2006